Exhibit 10.40

SECURITIES PURCHASE AGREEMENT

BY AND BETWEEN

THE INVESTORS LISTED ON THE SIGNATURE PAGES HERETO

AND

ECHO THERAPEUTICS, INC.

DECEMBER 18, 2014

TABLE OF CONTENTS

Page

SECTION 1.	INTERPRETATION OF THIS AGREEMENT	1

1.1	Defined Terms	1

SECTION 2.	AUTHORIZATION OF SHARES; PURCHASE AND SALE OF SHARES	4

2.1	Authorization of Securities
2.2	Issuance of Securities	4
2.3	Closing and Closing Date	4
2.4	Delivery	4

SECTION 3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	4

3.1	Corporate Organization	4
3.2	Capitalization	5
3.3	Corporate Proceedings, etc.	5
3.4	Absence of Conflicts.	5
3.5	Reports and Financial Statements	6
3.6	Compliance with Law	6
3.7	Litigation	7
3.8	Absence of Undisclosed Liabilities	7
3.9	Tax Matters	7
3.10	Intellectual Property	7
3.11	Transactions with Related Parties	8
3.12	Brokerage	8
3.13	Illegal or Unauthorized Payments; Political Contributions	8
3.14	NASDAQ Compliance	8
3.15	Private Offering	9
3.16	No Integrated Offering	9

SECTION 4.	REPRESENTATIONS AND WARRANTIES OF THE INVESTORS	9

SECTION 5.	ADDITIONAL AGREEMENTS OF THE PARTIES	10

5.1	Further Assurances	10
5.2	Standstill	10
5.3	Board Size	10
5.4	Stockholder Meeting; Preparation of Proxy Statement.	11
5.5	Use of Proceeds	11
5.6	Registration Rights - Company Registration	11

SECTION 6.	INVESTORS’ CLOSING CONDITIONS	13

6.1	Compliance with Agreement	13
6.2	Listing of Additional Securities	13
6.3	Approval of Proceedings	13
6.4	No Bankruptcy	13

SECTION 7.	COMPANY CLOSING CONDITIONS	14

7.1	Compliance with Agreement.	14
7.2	Approval of Proceedings	14

SECTION 8.	COVENANTS	14

8.1	Lost, etc. Certificates Evidencing Securities	14
8.2	Securities Law Disclosure; Publicity	14

SECTION 9.	LEGEND	14

9.1	Legend	14
9.2	Removal	15

SECTION 10.	MISCELLANEOUS	15

10.1	Notices	15
10.2	Termination and Survival	16
10.3	Successors and Assigns	16
10.4	Severability	16
10.5	Governing Law	16
10.6	Paragraph and Section Headings	17
10.7	Limitation on Enforcement of Remedies	17
10.8	Counterparts	17
10.9	Entire Agreement; Amendment and Waiver	17
10.10	Remedies	17

Exhibit A	Schedule of Investors
Exhibit B	Form of Warrant Agreement
Exhibit C	Certificate of Designation, Preferences and Rights of Series F Convertible Preferred Stock
Exhibit D	Form of Press Release

i

ECHO THERAPEUTICS, INC.

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of December 18, 2014, is made by and between Echo Therapeutics, Inc., a Delaware corporation (the “Company”), and each of the investors listed on Exhibit A hereto (collectively, the “Investors”).

RECITALS:

WHEREAS, subject to the terms and conditions hereof, the Company desires to sell to the Investors, and the Investors desire to purchase from the Company an aggregate of 840,336 shares of Series F Preferred Stock of the Company (the “Series F Preferred Stock”) at a purchase price of $1.19 per share, convertible into an aggregate of 840,336 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Underlying Shares”) and five-year warrants (the “Warrants”) to purchase from the Company up to 840,336 shares of Common Stock at an exercise price equal to $3.00 per share (the “Warrant Shares”);

WHEREAS, the Board of Directors of the Company (the “Board”) has approved, and deems it advisable and in the best interests of the stockholders of the Company to consummate, the transactions contemplated by this Agreement, upon the terms and subject to the conditions set forth herein;

WHEREAS, the Company intends to seek the stockholder approval of the issuance of the Underlying Shares to the Investors by a majority of all the votes cast at the Stockholder Meeting, whether in person or by proxy, pursuant to NASDAQ Marketplace Rule 5635(b) (the “Stockholder Approval”); and

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

SECTION 1. INTERPRETATION OF THIS AGREEMENT

1.1 Defined Terms

As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

8-K Filing:  shall have the meaning set forth in Section 8.2.

Affiliate:  shall mean any Person or entity, directly or indirectly, controlling, controlled by or under common control with such Person or entity.

Agreement:  shall have the meaning set forth in the introduction hereto.

Board:  shall have the meaning set forth in the recitals hereto.

Business Day:  shall mean a day other than a Saturday, Sunday or other day on which banks in the State of Delaware are required or authorized to close.

Closing:  shall have the meaning set forth in Section 2.3.

Closing Date:  shall have the meaning set forth in Section 2.3.

Code:  shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

Common Stock:  shall have the meaning set forth in the recitals hereto.

Company:  shall have the meaning set forth in the introduction hereto.

Company SEC Reports:  shall have the meaning set forth in Section 3.5.

Contract:  shall mean any material agreement, contract, commitment, lease, mortgage, indenture, deed of trust, debt instrument, understanding, arrangement, restriction or other instrument to which the Company is currently a party and that is or was required to be filed as an exhibit to any Company SEC Report.

Exchange Act:  shall mean the Securities Exchange Act of 1934, as amended.

Excluded Registration:  shall mean (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Common Stock; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

Filed Company SEC Reports:  shall have the meaning set forth in Section 3.5.

GAAP:  shall have the meaning set forth in Section 3.5.

Governmental Authority:  shall mean the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

Intellectual Property:  shall mean all of the following owned by the Company or used in the current business of the Company:  (i) registered and unregistered trademarks and service marks, trade dress, product configurations, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (ii) patentable and unpatentable inventions, discoveries, improvements, ideas, know-how, formula methodology, processes, compounds, technology, software (including password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (iii) trade secrets, including confidential information and the right in any jurisdiction to limit the use or disclosure thereof; (iv) copyrights in writings, designs software, mask works or other works, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto; (v) database rights; (vi) Internet Web sites, domain names and applications and registrations pertaining thereto and all intellectual property used in connection with or contained in all versions of the Company’s Web sites; (vii) rights under all agreements relating to the foregoing (other than “shrink-wrap” or “click-through” licenses applicable thereto); (viii) books and records pertaining to the foregoing; and (ix) claims or causes of action arising out of or related to past, present or future infringement or misappropriation of the foregoing.

Investors:  shall mean the party, or parties, set forth on Exhibit A – Schedule of Investors(s).

Material Adverse Effect:  shall mean, collectively, a material adverse effect on, or a material adverse change in, or group of such effects on or changes in the business, properties, assets, liabilities, operations or condition (financial or otherwise) of the Company taken as a whole.

NASDAQ Stock Market:  shall have the meaning set forth in Section 3.14.

Organizational Documents:  shall mean the certificate of incorporation and by-laws of the Company, each as amended through the date hereof.

Owns, Own, Owned:  shall mean the aggregate beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of an Investors and any of its Affiliates.

Person:  shall mean an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

Preferred Stock:  shall mean the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock.

Proxy Statement:  shall have the meaning set forth in Section 3.18.

Purchase Price: shall mean an aggregate purchase price of $1,000,000 for all of the Securities (excluding the exercise price for the shares of Common Stock underlying the Warrant).

Registrable Securities:  shall mean the Underlying Shares and the Warrant Shares, collectively.

Sarbanes-Oxley Act:  shall mean the Sarbanes-Oxley Act of 2002.

SEC:  shall mean the U.S. Securities and Exchange Commission.

Securities:  shall mean the shares of Series F Preferred Stock and the Warrants to be purchased by the Investors hereunder.

Securities Act:  shall mean the Securities Act of 1933, as amended.

Series C Preferred Stock: shall mean the Series C Preferred Stock $0.01 par value of the Company.

Series D Preferred Stock: shall mean the Series D Preferred Stock $0.01 par value of the Company.

Series E Preferred Stock: shall mean the Series E Preferred Stock $0.01 par value of the Company.

Series F Preferred Stock:  shall have the meaning set forth in the recitals hereto.

Stockholder Approval:  shall have the meaning set forth in the recitals.

Stockholder Meeting:  shall mean the special meeting of stockholders called by the Company to obtain Stockholder Approval.

Tax or Taxes:  shall mean all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise production, value added, occupancy, transfer taxes, and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties or additions to tax attributable to such taxes.

Tax Return:  shall mean any report, return, statement or other written information (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied by the Company to a Governmental Authority in connection with any Taxes and any amendment thereto

Warrants:  shall have the meaning set forth in the recitals hereto.

Warrant Shares:  shall have the meaning set forth in the recitals hereto.

SECTION 2. AUTHORIZATION OF SHARES; PURCHASE AND SALE OF SHARES

2.1 Authorization of Securities

On or prior to the Closing, the Company shall have authorized the sale and issuance of the Securities on the terms and conditions set forth in this Agreement.

2.2 Issuance of Securities

Subject to the terms and conditions set forth in this Agreement, and in reliance upon the Company’s and the Investors’ representations set forth below, at the Closing, the Company shall sell to the Investors and the Investors shall purchase from the Company, the number of Securities set forth opposite the Investors’ name on Exhibit A, at the aggregate Purchase Price for such Securities.

2.3 Closing and Closing Date

The closing of the transactions contemplated by Section 2.2 (the “Closing”) shall take place at 11:00 A.M., New York City time, on December 18, 2014 or on such later date as may be mutually agreed by the Company and the Investors (the “Closing Date”) at the offices of Kleinberg, Kaplan, Wolff & Cohen, P.C. located at 551 Fifth Avenue, 18th Floor, New York, New York 10176, or such other location as the Investors and the Company shall mutually select.

2.4 Delivery

The sale and purchase of the Securities shall be evidenced by the Company executing and delivering to the Investors on the Closing Date, duly registered in the Investors’ name, one or more duly executed stock certificates evidencing the shares of Common Stock being purchased by it, one or more duly executed stock certificates evidencing the shares of Preferred Stock being purchased by it, and a duly executed copy of the Warrant, against payment of the aggregate purchase price therefore by wire transfer of immediately available funds to such account as the Company shall designate in writing.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Investors as of the date hereof and as of the Closing Date (or, if made as of a specified date, as of such other date) as follows:

3.1 Corporate Organization

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) The Company has all requisite corporate power and authority to carry on its business as now conducted.  The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(c) The Company has filed all necessary documents to qualify to do business as a foreign corporation in each jurisdiction in which the conduct of the Company’s business or the nature of the property owned requires such qualification, except where the failure to so qualify would not be reasonably likely to have a Material Adverse Effect.

3.2 Capitalization

(a) As of the date hereof, the authorized capital stock of the Company consists of (i) 190,000,000 shares of Common Stock and (ii) 40,000,000 shares of Preferred Stock, of which, (X) 100,000 shares are designated as Series C Preferred Stock, (Y) 100,000 shares are designated as Series D Preferred Stock, and (Z) 1,748,613 shares are designated as Series E Preferred Stock. As of December 18, 2014, the issued and outstanding shares of capital stock of the Company consists of 12,631,595 shares of Common Stock and 1,948,613 shares of Preferred Stock.

(b) All the outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and non-assessable, and were issued in accordance with the registration or qualification requirements of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom.  As of the Closing Date, the shares of Common Stock sold hereunder will be duly authorized and, upon issuance, sale and delivery as contemplated by this Agreement, such shares of Common Stock will be validly issued, fully paid and non-assessable securities of the Company.

(c) On the Closing Date, except for equity incentive plans (including the agreements thereunder), shares of Common Stock underlying the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, shares of Common Stock underlying the Warrants and as otherwise set forth in the Filed Company SEC Reports filed by the Company, there will be no shares of Common Stock or any other equity security of the Company issuable upon conversion, exchange or exercise of any outstanding security of the Company, nor will there be any rights, options, calls or warrants outstanding or other agreements to acquire shares of Common Stock nor will the Company be contractually obligated to purchase, redeem or otherwise acquire any of its outstanding shares.

3.3 Corporate Proceedings, etc.

The Company has authorized the execution, delivery and performance of this Agreement and each of the transactions and agreements contemplated hereby.  No other corporate action is necessary to authorize such execution, delivery and performance of this Agreement, and upon such execution and delivery, this Agreement shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and general principles of equity.  The Company has authorized the issuance and delivery of the Securities in accordance with this Agreement and the Company has reserved for issuance 100% of the shares of Common Stock issuable upon the exercise of the Warrant and conversion of the Preferred Stock.

3.4 Absence of Conflicts.

The execution and delivery of this Agreement by the Company does not, and the fulfillment of the terms hereof and thereof by the Company, and the issuance, sale and delivery of the Securities will not, (i) violate or conflict with the Organizational Documents; (ii) result in a breach of any of the terms, conditions or provisions of, or constitute a default (with or without the giving of notice or the passage of time (or both)) under, or result in the modification of, or permit the acceleration of rights under or termination of, any Contract, license, permit or authorization of the Company; (iii) violate any law, ordinance, standard, judgment, rule or regulation of any court or federal, state or foreign regulatory board or body or administrative agency having jurisdiction over the Company or over its properties or business; or (iv) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company, except with respect to clauses (ii), (iii) and (iv) above where such event would not be reasonably likely to have a Material Adverse Effect.

3.5 Reports and Financial Statements

The Company has furnished or made available to the Investors via the SEC’s EDGAR filing system true and complete copies of the Company’s (i) Annual Reports on Form 10-K for the fiscal year ended December 31, 2013 as filed with the SEC, (ii) proxy statements related to all meetings of its stockholders (whether annual or special) held since January 1, 2014, and (iii) all other reports filed with or registration statements declared effective by the SEC since January 1, 2014, except registration statements on Form S-8 relating to employee benefit plans, which are all the documents (other than preliminary material) that the Company was required to file with the SEC since that date (the documents referred to in clauses (i) through (iii), together with all accompanying exhibits and all information incorporated therein by reference, being referred to herein collectively as the “Company SEC Reports”).  As of their respective dates, the Company SEC Reports were duly filed or furnished with the SEC and complied in all material respects with the requirements of the Sarbanes-Oxley Act, the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC and the NASDAQ Stock Market thereunder applicable to such Company SEC Reports.  Except to the extent that information contained in any Company SEC Report filed or furnished with the SEC and made publicly available prior to the date of this Agreement (a “Filed Company SEC Report”) has been revised or superseded by a later Filed Company SEC Report, as of their respective dates, none of the Filed Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  Each of the audited consolidated financial statements and unaudited interim financial statements (including, in each case, the schedules and notes thereto) included in the Filed Company SEC Reports comply in all material respects with applicable accounting requirements of the Securities Act or the Exchange Act and with the published rules and regulations of the SEC with respect thereto.  The financial statements (including the schedules and notes thereto) included in the Filed Company SEC Reports (i) have been prepared in accordance with generally accepted accounting principles of the United States (“GAAP”) applied on a consistent basis throughout the periods indicated, except as disclosed therein, and (ii) present fairly, in all material respects, the financial position of the Company as at the dates thereof and the results of its operations and cash flow for the periods then ended.

3.6 Compliance with Law

(a) Except as disclosed in the Filed Company SEC Reports, since December 31, 2012, the Company has not been in violation of any federal, state or local laws, ordinances, governmental rules or regulations to which it is subject, except where such event would not be reasonably likely to have a Material Adverse Effect, and the Company has received no written complaints from any federal, state or local agency or regulatory body alleging material violations of any such laws and regulations.

(b) The Company has all material licenses, permits, franchises or other governmental authorizations necessary for the ownership of its property and to the conduct of its business in the manner described in the Filed Company SEC Reports.  Except as disclosed in the Filed Company SEC Reports, the Company has not been denied any application for any such material licenses, permits, franchises or other governmental authorizations necessary to its business.  There has not been, and there is no proceeding pending, served or, to the Company’s knowledge, threatened, to suspend, revoke or limit any such licenses, permits, franchises or other governmental authorizations and, to the Company’s knowledge, there is no circumstance that exists which with notice or the passage of time or both, will result in such revocation, suspension or limitation where such revocation, suspension or limitation would be reasonably likely to have a Material Adverse Effect.

(c) Except as disclosed in the Filed Company SEC Reports, the Company is in material compliance with all provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder and all provisions of the NASDAQ Stock Market, in each case as to which the Company is required to be in compliance.

3.7 Litigation

Except as disclosed in the Filed Company SEC Reports, there is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the Company’s knowledge, threatened against or affecting the Company or any of its properties, assets or business or any of its directors, trustees, officers or employees in such capacity, except where such event would not be reasonably likely to have a Material Adverse Effect.  Except as disclosed in the Filed Company SEC Reports, the Company is not subject to any order, writ, judgment, injunction, decree, determination or award of any court or of any governmental agency or instrumentality (whether federal, state, or local), except where such event would not be reasonably likely to have a Material Adverse Effect.

3.8 Absence of Undisclosed Liabilities

Except as disclosed in the Filed Company SEC Reports and as contemplated in this Agreement, since December 31, 2013, the Company has not incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company taken as a whole, and there has not been any change in the capital stock of the Company, except for filing of the Certificate of Designations and the issuance of shares of Series F Preferred Stock in accordance with the terms thereof, or increase in the short-term or long-term debt of the Company taken as a whole.

3.9 Tax Matters

The Company has duly filed (except in cases where valid extensions have been obtained) all federal, state, county and local tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.  No material tax deficiency has been determined adversely to the Company.  The Company is not currently subject to a federal or state tax audit of any kind.

3.10 Intellectual Property

(a) To the Company’s knowledge, the Company owns all right, title and interest in and to, or has a valid and enforceable license to use all the Intellectual Property necessary to the conduct of its business as now conducted, except where the failure to own or license such Intellectual Property would not be reasonably likely to have a Material Adverse Effect.  The Company is not in breach of any license agreement concerning the Company’s Intellectual Property, except for breaches that could not be material to the Company taken as a whole.  Except as disclosed in the Filed Company SEC Reports, to the knowledge of the Company, there are no conflicts with or infringements of any Intellectual Property by any third party, except for conflicts or infringements that could not be material to the Company taken as a whole.  To the knowledge of the Company, the conduct of the business of the Company as currently conducted does not conflict with or infringe any proprietary right of any third party, except for conflicts or infringements that could not be material to the Company taken as a whole.  There is no claim, suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company:  (i) alleging any such conflict or infringement with any third party’s proprietary rights or (ii) challenging the Company’s ownership or use of, or the validity or enforceability of any Intellectual Property.

(b) To the Company’s knowledge:  (i) no trade secret of the Company has been used, disclosed or appropriated to the detriment of the Company or for the benefit of any Person other than the Company; and (ii) no employee, independent contractor or agent of the Company has misappropriated any trade secrets or other confidential information of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of the Company, except as could not be material to the Company taken as a whole.  All employees of the Company have executed agreements acknowledging their obligation to assign all inventions made in the course of their employment to the Company.

3.11 Transactions with Related Parties

The Company is not a party to any agreement with any of the Company’s directors, officers or stockholders or any Affiliate or family member of any of the foregoing under which it: (i) leases any real or personal property (either to or from such Person); (ii) licenses technology (either to or from such Person); (iii) is obligated to purchase any tangible or intangible asset from or sell such asset to such Person; (iv) purchases products from such Person; or (v) has borrowed money from or lent money to such Person.  Except with respect to employment and consulting arrangements that do not require disclosure under the Exchange Act, the Company does not employ as an employee or engage as a consultant any family member of any of the Company’s directors, officers or Affiliates.  Except to the extent otherwise provided in this Agreement and except as disclosed in Schedules 13D and 13G filed with the SEC, to the knowledge of the Company there exist no agreements among stockholders of the Company to act in concert with respect to the voting or holding of the Company’s securities.

3.12 Brokerage

Other than the Company’s engagement with PricewaterhouseCoopers LLP, there are no claims for brokerage commissions or finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Company, and the Company agrees to indemnify and hold the Investors harmless against any costs or damages incurred as a result of any such claim.

3.13 Illegal or Unauthorized Payments; Political Contributions

Neither the Company nor, to its knowledge, any of its officers, directors, employees, agents or other representatives of the Company or any other business entity or enterprise with which the Company is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company.

3.14 NASDAQ Compliance

Except as disclosed in the Filed Company SEC Reports, the Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and is listed on The NASDAQ Global Market (the “NASDAQ Stock Market”).  Except as disclosed in the Filed Company SEC Reports, to the knowledge of the Company, it is not in violation of the listing requirements of the NASDAQ Stock Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock.  To the knowledge of the Company, the issuance by the Company of any of the Common Stock, the Preferred Stock, the Warrants, the Underlying Shares or the Warrant Shares, assuming that Stockholder Approval has been obtained, shall not have the effect of delisting or suspending the Common Stock from the NASDAQ Stock Market.

3.15 Private Offering

Neither the Company nor to the Company’s knowledge, anyone acting on its behalf has sold or has offered any of the Securities for sale to, or solicited offers to buy from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than the Investors.  Neither the Company nor anyone acting on its behalf shall offer the Securities for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of such Securities within the provisions of Section 5 of the Securities Act.  Based upon the representations of the Investors set forth in Section 4, the offer, issuance and sale of the Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

3.16 No Integrated Offering

The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of any of the Securities in a manner that would require the registration under the Securities Act of the sale of any of the Securities.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

The Investors represents and warrants to the Company as of the date of this Agreement (or, if made as of a specified date, as of such date) that:

(a) It is acquiring the Securities for its own account for investment and not with a view towards the resale, transfer or distribution thereof, nor with any present intention of distributing the Securities, but subject, nevertheless, to any requirement of law that the disposition of the Investors’ property shall at all times be within the Investors’ control, and without prejudice to the Investors’ right at all times to sell or otherwise dispose of all or any part of such securities under a registration under the Securities Act or under an exemption from said registration available under the Securities Act.

(b) It has full power and legal right to execute and deliver this Agreement and to perform its obligations hereunder.

(c) It is a validly existing partnership, limited liability company, trust or corporation, as the case may be, duly organized under the laws of its jurisdiction of organization or formation.

(d) It has taken all action necessary for the authorization, execution, delivery, and performance of this Agreement and its obligations hereunder, and, upon execution and delivery by the Company, this Agreement shall constitute the valid and binding obligation of the Investors, enforceable against the Investors in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and general principles of equity.

(e) There are no claims for brokerage commissions or finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Investors and the Investors agrees to indemnify and hold the Company harmless against any costs or damages incurred as a result of any such claim.

(f) It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company as contemplated by this Agreement, and is able to bear the economic risk of such investment for an indefinite period of time.  It has been furnished access to such information and documents as it has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement and the purchase of the Securities contemplated hereby.  It is a “qualified institutional buyer” within the meaning of Rule 144A(a) of the Securities Act or an “accredited Investors” within the meaning of Rule 501(a) of Regulation D under the Securities Act.

(g) Except such consents, approvals and filings, the failure to obtain or make would not, individually or in the aggregate, have a material adverse effect on the ability of the Investors to consummate the transactions contemplated by this Agreement, the execution and delivery by it of this Agreement and the performance by the Investors of its obligations hereunder and the consummation by the Investors of the transactions contemplated hereby do not require the Investors to obtain any consent, approval, clearance or action of, or make any filing, submission or registration with, or give any notice to, any Governmental Authority or judicial authority.

(h) The execution and delivery of this Agreement by the Investors do not, and the fulfillment of the terms hereof and thereof by the Investors will not, (i) violate or conflict with its partnership agreement, trust agreement, the articles of incorporation, other constitutive documents or by-laws (or other similar applicable documents) of the Investors, as applicable; (ii) result in a breach of any of the terms, conditions or provisions of, or constitute a default (with or without the giving of notice or the passage of time (or both)) under, or result in the modification of, or permit the acceleration of rights under or termination of, any material contract to which the Investors is a party or (iii) violate any law, ordinance, standard, judgment, rule or regulation of any court or federal, state or foreign regulatory board or body or administrative agency having jurisdiction over the Investors or over its properties or businesses; except, in the cases of clauses (ii) and (iii) where such event would not be reasonably likely to have a material adverse effect on the Investors’ ability to consummate the transactions contemplated by this Agreement.

(i) The Investors understand that the Securities are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold without registration under the Securities Act or an exemption therefrom.  The Investors further understands that a legend may be affixed to the certificates evidencing the Securities setting forth the fact that such Securities are “restricted securities” under the Securities Act.

SECTION 5. ADDITIONAL AGREEMENTS OF THE PARTIES

5.1 Further Assurances

The Company and the Investors shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

5.2 Standstill

The Company agrees not to enter into any equity or debt financing (except as contemplated hereunder) or agreement relating to business development without the approval of at least two-thirds of the members of the Board.

5.3 Board Size

The size of the Board shall not be expanded beyond five directors without the approval of at least two-thirds of the then members of the Board.

5.4 Stockholder Meeting; Preparation of Proxy Statement.

(a) At the reasonable request of the Investors following January 1, 2015, the Company shall prepare and file with the SEC a proxy statement, disclosing the transactions and terms contemplated hereby and seeking Stockholder Approval (the “Proxy Statement”), as promptly as reasonably practicable, and in any event by no later than 30 Business Days following the request.  The Investors and the Company shall cooperate in the preparation and filing of the Proxy Statement to the extent related to the transactions contemplated hereby.  The Company will advise the Investors promptly after it receives any oral or written request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information insofar as any such request for amendment, comment, response or request for additional information relates to the transactions contemplated hereby and will promptly provide the Investors with copies of any written communication from the SEC or any state securities commission.  The Company shall give the Investors and its counsel a reasonable opportunity to review and comment on the Proxy Statement, any amendments thereto and any responses of the Company in response to any request or comment of the SEC, in each case, to the extent related to the transactions contemplated hereby, and shall give due consideration to all reasonable additions, deletions or changes suggested thereto by the Investors and its counsel. The Company shall cause the Proxy Statement to be mailed to the Stockholders as promptly as reasonably practicable after it has been cleared by the SEC.

(b) As promptly as reasonably practicable, but in any event no later than three Business Days after the Proxy Statement is definitive, the Company shall duly call, give notice to stockholders of, convene and hold the Stockholder Meeting, which shall be held no later than 45 Business Days following the giving of such notice. The Company shall (i) solicit the Stockholder Approval and (ii) include in the Proxy Statement the Board’s recommendation to the Stockholders that they approve the transactions contemplated hereby, and include therein disclosure regarding the approval of the Board.

5.5 Use of Proceeds

The proceeds received by the Company from the issuance and sale of the Securities shall be used, at the direction of at least two-thirds of the members of the Board, by the Company for working capital and other general corporate purposes.

5.6 Registration Rights - Company Registration

(a) If the Company proposes to register (including, for this purpose, a registration effected by the Company for any other stockholders) any of its securities under the Securities Act (other than in an Excluded Registration), the Company shall, at such time, promptly give the Investors notice of such registration.  Upon the request of the Investors given within ten (10) Business Days after such notice is given by the Company, the Company shall, subject to the provisions of this Section 5.6, cause to be registered all of the Registrable Securities that the Investors has requested to be included in such registration.

(b) If the Company proposes to sell securities that have already been registered “off the shelf” by means of a prospectus supplement, the Company shall, at such time, promptly give the Investors notice of such contemplated offering.  Upon the request of the Investors given within ten (10) Business Days after such notice is given by the Company, the Company shall, subject to the provisions of this Section 5.6, include in such offering all of the Registrable Securities that the Investors has requested to be included in such offering.

(c) The Company shall have the right to terminate or withdraw any registration or offering initiated by it under this Section 5.6 before the effective date of such registration or pricing of such offering, as applicable, whether or not the Investors has elected to include Registrable Securities in such registration or offering.

(d) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to this Section 5.6, the Company shall not be required to include any of the Investors’ Registrable Securities in such underwriting unless the Investors accepts the terms of the underwriting as agreed upon between the Company and its underwriter(s), and then only in such quantity, if any, as the underwriter(s) in their/its sole discretion determine(s) will not jeopardize the success of the offering by the Company.  If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriter(s) in their/its reasonable discretion determine(s) is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, if any, which the underwriter(s) and the Company in their sole discretion determine will not jeopardize the success of the offering.  If the underwriter(s) determine(s) that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among all stockholders of the Company requesting registration in proportion, as nearly as practicable, to the number of shares of common stock owned by each selling stockholders or in such other proportions as shall mutually be agreed to by all such selling stockholders. For purposes of the provision in this Section 5.8(d) concerning apportionment, for any selling stockholder that is a partnership, limited liability company or corporation, the partners, members, retired partners, retired members, stockholders and Affiliates of such selling stockholder, or the estates and immediate family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling stockholder”, and any pro rata reduction with respect to such “selling stockholder” shall be based upon the aggregate number of registrable shares of common stock (or equivalents) owned by all Persons included in such “selling stockholder”, as defined in this sentence.

(e) Whenever required under this Section 5.6 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(1) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the holder of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Investors refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to an additional one hundred and twenty (120) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(2) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to keep such registration statement effective for the period specified in clause (e)(1) above and to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(3) furnish to the Investors such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Investors may reasonably request in order to facilitate their disposition of their Registrable Securities;

(f) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 5.6 with respect to the Registrable Securities of the Investors that the Investors shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of the Investors’ Registrable Securities.

(g) All expenses (other than all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for the Investors) incurred in connection with registrations, filings, or qualifications pursuant to Section 5.6, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling stockholders selected by the initiating stockholder, shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 5.6 if the registration request is subsequently withdrawn at the request of the stockholders holding at least a majority of the registrable shares of Common Stock held by all stockholders (in which case all selling stockholders shall bear such expenses pro rata based upon the number of registrable shares of Common Stock that were to be included in the withdrawn registration).  All selling expenses (including all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities) relating to Registrable Securities registered pursuant to this Section 5.6 shall be borne and paid by the Investors.

SECTION 6. INVESTORS’ CLOSING CONDITIONS

The Investors’ obligations to purchase the Securities at the Closing shall be subject to the performance by the Company of its agreements theretofore to be performed hereunder and to the satisfaction (or waiver), prior thereto or concurrently therewith, of the following further conditions:

6.1 Compliance with Agreement

The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by it prior to or on the Closing Date.

6.2 Listing of Additional Securities

In connection with the issuance of the Securities and the transactions contemplated hereby, the Company shall have submitted or shall submit on the date hereof to the NASDAQ Stock Market a “Notification Form: Listing of Additional Securities” as well as any necessary supporting documentation.

6.3 Approval of Proceedings

All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Investors and its counsel, Kleinberg, Kaplan, Wolff & Cohen, P.C.  The Investors shall have received copies of all documents or other evidence which it may reasonably request in connection with such transactions in form and substance reasonably satisfactory to the Investors.

6.4 No Bankruptcy

The Company (i) shall not be in and shall not have instituted against it insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of the Company’s debts and/or (ii) shall not have and shall not have begun the process of dissolving or ceasing to do business.

SECTION 7. COMPANY CLOSING CONDITIONS

The Company’s obligation to issue and sell the Securities at the Closing shall be subject to the performance by the Investors of its agreements theretofore to be performed hereunder and to the satisfaction (or waiver), prior thereto or concurrently therewith, of the following conditions:

7.1 Compliance with Agreement.

The Investors shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by them prior to or on the Closing Date.

7.2 Approval of Proceedings

All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Company and its counsel, Ballard Spahr LLP.  The Investors shall have received copies of all documents or other evidence which it may reasonably request in connection with such transactions in form and substance reasonably satisfactory to the Investors.

SECTION 8. COVENANTS

8.1 Lost, etc. Certificates Evidencing Securities

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate evidencing any Securities owned by the Investors, and (in the case of loss, theft or destruction) of an unsecured indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such certificate, if mutilated, the Company will make and deliver in lieu of such certificate a new certificate of like tenor and for the number of securities evidenced by such certificate which remain outstanding.  The Investors’ agreement of indemnity shall constitute indemnity satisfactory to the Company for purposes of this Section 8.1.

8.2 Securities Law Disclosure; Publicity

The Company shall issue a press release disclosing the transactions contemplated hereby. No later than the fourth Business Day after the signing of this Agreement, the Company shall file a Current Report on Form 8-K with the SEC (the “8-K Filing”) describing the transactions contemplated hereby, in the form required by the Exchange Act.  The Company shall file this Agreement as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 or as an exhibit to the 8-K Filing.  Thereafter, the Company shall timely file any filings and notices required by the SEC with respect to the transactions contemplated hereby.  The parties acknowledge and agree that the Company shall be able to name the Investors in any conference or presentation and to respond to questions (even in public conferences or presentation) regarding the Investors, based on information in the public domain.

SECTION 9. LEGEND

9.1 Legend

Each certificate representing the Securities shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

9.2 Removal

The Company agrees to reissue certificates representing any of the Shares, the Warrant Shares and the Underlying Shares, without the legend set forth above if at such time, prior to making any transfer of any such Shares, Warrant Shares or Underlying Shares, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer and removal will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Shares, the Warrant Shares and the Underlying Shares under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become and remains effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto. The Company will respond to any such notice from a holder within a reasonable period of time. In the case of any proposed transfer under this Section 9.2, the Company will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, or (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on transfer contained in this Section 9 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Whenever a certificate representing the Shares, the Warrant Shares or the Underlying Shares is required to be issued to Investors without a legend, in lieu of delivering physical certificates representing the Shares, the Warrant Shares or the Underlying Shares, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, the Company shall cause its transfer agent to electronically transmit the Shares, the Warrant Shares or the Underlying Shares to Investors by crediting the account of such Investors’ Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system (to the extent not inconsistent with any provisions of this Agreement).

SECTION 10. MISCELLANEOUS

10.1 Notices

(a) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered mail or certified mail, postage prepaid:

if to the Investors, at the address or facsimile number set forth on Exhibit A, or at such other address or facsimile number as the Investors may have furnished the Company in writing; and

if to the Company, at:

Echo Therapeutics, Inc.

8 Penn Center

1628 JFK Boulevard

Suite 300

Philadelphia, PA 19103

Attn: Chief Executive Officer

or at such other address or facsimile number as it may have furnished the Investors in writing, with a copy (which shall not constitute notice) to

Ballard Spahr LLP

1735 Market Street

51st Floor

Philadelphia, PA 19103

Attn: Justin P. Klein, Esq.

(b) Any notice so addressed shall be deemed to be given:  if delivered by hand or facsimile, on the date of such delivery; if mailed by overnight courier, on the first Business Day following the date of such mailing; and if mailed by registered or certified mail, on the third Business Day after the date of such mailing.

10.2 Termination and Survival

Notwithstanding anything to the contrary contained herein, this Agreement may be terminated at any time:

(a) by mutual consent of the Company and the Investors;

(b) by either the Company or the Investors if the Closing shall not have occurred on or prior to the date that is five (5) days from the date hereof (unless such date is extended by mutual written consent);

(c) by the Investors, for any material breach of this Agreement by the Company; provided, however, that the Investors may not terminate this Agreement pursuant to this Section 10.2(c) if it is then in material breach of the terms of this Agreement; and

(d) by the Company prior to the Closing, for any material breach of this Agreement by the Investors; provided, however, that the Company may not terminate this Agreement pursuant to this Section 10.2(d) if it is then in material breach of the terms of this Agreement.

In the event of termination pursuant to this Section 10.2, this Agreement shall become null and void and have no effect, with no liability on the part of the Company or the Investors, or their members, partners, directors, officers, agents or stockholders, with respect to this Agreement, except (a) with respect to the provisions of this Section 10, which shall survive the termination of this Agreement, and (b) with respect to any liabilities or damages incurred or suffered as a result of the willful breach by the Company or the Investors of any of their respective representations, warranties, covenants or other agreements set forth in this Agreement. Notwithstanding anything to the contrary contained in this Agreement, nothing shall limit or prevent any Party from exercising any rights or remedies it may have under Section 10.10 in lieu of terminating this Agreement to the provisions of this Section 10.2.

10.3 Successors and Assigns

Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.  The Company may not assign its rights or obligations hereunder without the prior written consent of the Investors.  The Investors may not assign its rights or obligations hereunder without the prior written consent of the Company, except that the Investors may assign its rights and obligations hereunder to any of its members or Affiliates or Affiliates of its members; provided, that the assignee provides the Company with written representations and warranties substantially similar to those provided by Investors in this Agreement.

10.4 Severability

In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

10.5 Governing Law

Except to the extent Delaware law mandatorily applies, this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

10.6 Paragraph and Section Headings

The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

10.7 Limitation on Enforcement of Remedies

The Company hereby agrees that it will not assert against the limited partners of the Investors any claim it may have under this Agreement by reason of any failure or alleged failure by such Investors to meet its obligations hereunder.

10.8 Counterparts

This Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

10.9 Entire Agreement; Amendment and Waiver

This Agreement, the schedules and exhibits attached hereto constitute the entire understandings of the parties hereto and supersede all prior agreements or understandings with respect to the subject matter hereof among such parties.  This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Investors.

10.10 Remedies

Each Party acknowledges and agrees that (a) the covenants, obligations and agreements of each Party contained in this Agreement relate to special, unique and extraordinary matters and (b) a violation of any of the covenants, obligations or agreements contained in this Agreement by a Party will cause the other Party irreparable injury for which adequate remedies are not available at law.  Therefore, the Parties agree that each Party shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain the other Party from committing any violation of such covenants, obligations or agreements and to specifically enforce the terms of this Agreement, in addition to any other remedies available at law or in equity.  Furthermore, the Parties hereby waive, and shall use their commercially reasonable best efforts to cause their stockholders, members, partners, Affiliates and representatives to waive, any requirement for the securing or posting of any bond in connection with such remedy.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

ECHO THERAPEUTICS, INC.

By /s/ Shepard M. Goldberg
Name: SHEPARD M. GOLDBERG
Title: AUTHORIZED SIGNER

PLATINUM PARTNERS VALUE ARBITRAGE FUND L.P.

By:	Platinum Management (NY) LLC, as Investment Manager

By:/s/ Mark Nordlicht
Name: MARK NORDLICHT
Title:  CHIEF INVESTMENT OFFICER

BEIJING YI TANG BIO SCIENCE & TECHNOLOGY LTD.

By /s/ Bai Ge
Name: BAI GE
Title: PRESIDENT

RPSMSS, LLC

By /s/ Marrisa Stadtmauer
Name: MARRISA STADTMAUER
Title:

/s/ Richard Stadtmauer
RICHARD STADTMAUER

SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT

EXHIBIT A

SCHEDULE OF INVESTORS1

INVESTORS NAME AND ADDRESS	SHARES	PURCHASE PRICE

Platinum Partners Value Arbitrage Fund L.P.	420,168	$500,000
Beijing Yi Tang Bio Science & Technology Ltd.	336,134	400,000
RPSMSS, LLC	42,017	50,000
Richard Stadtmauer	42,017	50,000

TOTAL	840,336	$1,000,000

A-

EXHIBIT B

FORM OF WARRANT AGREEMENT

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

ECHO THERAPEUTICS, INC.

COMMON STOCK PURCHASE, WARRANT

Warrant No. [           ] Number of Shares: [         ]

Issue Date:

Section 1.                      Issuance.  This warrant (“Warrant”) is issued to Platinum Partners Value Arbitrage Fund L.P. (the “Holder”) by Echo Therapeutics, Inc., a Delaware corporation (the “Company”).

Section 2.                      Purchase Price; Number of Shares.  Subject to the terms and conditions hereinafter set forth, the Holder, at any time on or after the date that is six months and one day following the issue date listed above (the “Issue Date”), is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the office of the Company or such other office as the Company shall notify the Holder of in writing, to purchase from the Company, at a price per share of $[        ] (the “Purchase Price”), up to [                 ] fully paid and nonassessable shares (the “Warrant Shares”) of the Company's common stock, par value $0.01 per share (“Common Stock”); provided that, the Holder shall only be entitled to purchase Warrant Shares that have vested pursuant to Section 3 below and that may be purchased without violating the terms of Section 8 below. Until such time as this Warrant is exercised in full or expires, the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided.

Section 3.                      Vesting of Warrant Shares.  One hundred percent (100%) of the Warrant Shares shall vest upon the occurrence of the Closing (including payment of the Purchase Price in full), as such terms are defined in the Securities Purchase Agreement dated on or about [             ] [   ], 201[  ] by and among the Company and the purchaser named therein.

Section 4.                      Payment of Purchase Price.  The Purchase Price shall be paid by (i) check payable to the Company, (ii) wire transfer of funds to the Company, (iii) cancellation of indebtedness of the Company to the Holder or (iv) any combination of the foregoing.

                                                                      B-

Section 5.                      Net Issue Election.  The Holder may elect to receive, without payment by the Holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

X = V (A-B)

A
where

X = the number of shares to be issued to the Holder pursuant to this Section 5.

V =           the number of vested Warrant Shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 5.

A = the fair market value of one share of Common Stock, as determined in accordance with the rules of NASDAQ, at the time the net issue election is made pursuant to this Section 5.

B =           the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 5.

The Board shall promptly respond in writing to an inquiry by the Holder as to the fair market value of one share of Common Stock.

Section 6.                      Partial Exercise.  This Warrant may be exercised in part, in which case the Holder shall be entitled to receive a new warrant, dated as of the date of this Warrant, covering the number of Warrant Shares in respect of which this Warrant shall not have been exercised, which new Warrant shall in all other respects be identical with this Warrant.

Section 7.                      Delivery of Certificates Upon Exercise.

(a) Certificates for shares issuable upon the exercise hereof shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is a participant in such system and such shares are eligible for legend removal, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within ten (10) Trading Days (the “Warrant Share Delivery Date”) from the delivery to the Company of the Notice of Exercise form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above.  This Warrant shall be deemed to have been exercised on the date the Notice of Exercise is transmitted to the Company.  The shares issuable upon the exercise of the Warrant shall be deemed to have been issued, and the Holder or any other person designated in the Notice of Exercise as the person in whose name the shares issuable upon the exercise of this Warrant shall be issued, shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the exercise price and all taxes required to be paid by the Holder, if any, prior to the issuance of such shares, have been paid.   The shares issued upon exercise of this Warrant shall be issued without any legend or stop transfer orders provided (i) a registration statement under the Securities Act covering the proposed disposition of such Warrant Shares has become effective under the Securities Act, (ii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required, or (iii) the Holder provides the Company with reasonable documentation confirming the legend can be removed pursuant to applicable provisions of the Securities Act (such as Rule 144).

(b) In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

Section 8.                      Restrictions on Exercise.

(a) Notwithstanding anything to the contrary herein, this Warrant may only be exercised to the extent that the issuance of Common Stock upon such exercise would not constitute a violation of any applicable federal or state securities laws or other laws or regulations.

(b) Notwithstanding anything to the contrary set forth in this Warrant, at no time may the Holder exercise this Warrant to the extent that the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock owned by the Holder at such time, the number of shares of Common Stock which would result in the Holder owning more than 9.99% of all of the Common Stock outstanding at such time; provided, however, that upon the Holder providing the Company with sixty-one (61) days’ notice (pursuant to Section 13 hereof) (a “Waiver Notice”) that such holder would like to waive Section 8(b) of this Warrant with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section 8(b) shall be of no force or effect with regard to those shares of Common Stock referenced in the Waiver Notice.

(c) Notwithstanding anything to the contrary set forth in this Warrant, at no time may the Holder exercise this Warrant if the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock owned by the Holder at such time, the number of shares of Common Stock which would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 19.99% of all of the Common Stock outstanding at such time; provided, however, that upon both (A) the Holder providing the Company with a Waiver Notice that the Holder would like to waive Section 8(c) of this Warrant with regard to any or all shares of Common Stock issuable upon conversion of this Warrant, and (B) the stockholders of the Company approving the waiver of Section 8(c) of this Warrant with regard to any or all shares of Common Stock issuable upon exercise of this Warrant and the ownership by the Holder of greater than 20% of the outstanding shares of Common Stock, in accordance with applicable NASDAQ listing standards, this Section 8(c) shall be of no force or effect.

Section 9.                      Expiration Date.  This Warrant shall expire on the fifth (5th) anniversary of the Issue Date and shall be void thereafter.

Section 10.                      Reserved Shares; Valid Issuance.  The Company covenants that it will at all times from the date hereof until the expiration date set forth in Section 10 above reserve and keep available such number of its authorized shares of Common Stock as will be sufficient to permit the exercise of this Warrant in full. The Company further covenants that such shares as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

Section 11.                      Adjustments for Dividends and Stock Splits.  If after the Issue Date the Company shall subdivide the Common Stock or combine the Common Stock, or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, the Purchase Price and the number of shares issuable on the exercise of this Warrant shall forthwith be proportionately adjusted.

Section 12.                      Fractional Shares.  No fractional shares may be issued upon any exercise of this Warrant, and any fractions shall be rounded down to the nearest whole number of shares.  If upon any exercise of this Warrant for the full remaining number of shares underlying this Warrant a fraction of a share results, the Company will pay the cash value of any such fractional share, calculated as determined in good faith by the Board.

Section 13.                      Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or three (3) business days following being mailed by certified or registered mail, postage prepaid, return-receipt requested, or delivered to an express mail delivery service such as Federal Express, with written receipt by the addressee required, in either case addressed to the holder of record at its address appearing on the books of the Company.

Section 14.                      Amendment.  The terms of this Warrant may be amended, modified or waived only with the written consent of the Company and the Holder.

Section 15.                      Transfers.  This Warrant may not be transferred by the Holder with respect to any or all of the shares purchasable hereunder without the prior written consent of the Company; provided, however, this Warrant may be transferred to an affiliate of the Holder upon surrender of this Warrant by the Holder to the Company together with an appropriate assignment form properly endorsed.  The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

Section 16.                      No Rights as Stockholder.  This Warrant does not by itself entitle the Holder to any voting or other rights as a stockholder of the Company.

Section 17.                      Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

Section 18.                      Successors and Assigns.  This Warrant shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns.

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This Warrant is hereby executed as of the Issue Date indicated above.

ECHO THERAPEUTICS, INC.

By
Name:
Title:

By
Name:
Title:
ACKNOWLEDGED AND AGREED:

[                                                           ]

By
Name:
Title:

[Signature Page to Warrant No.     ]

Warrant Exercise Notice

To: Echo Therapeutics, Inc., Attn: CEO and CFO Date:___________

The undersigned hereby exercises Warrant No. [          ] for ________________ shares of Common Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

[                                                             ]

By
Name:
Title:

Name for Registration

Mailing Address

Net Issue Election Notice

To: Echo Therapeutics, Inc., Attn: CEO and CFO Date:___________

The undersigned hereby elects under Section 5 to surrender the right to purchase ________ shares of Common Stock pursuant to this Warrant and to receive in lieu thereof ________ shares of Common Stock. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

[                                                             ]

By
Name:
Title:

Name for Registration

Mailing Address

[Signature Page to Warrant No.     ]

EXHIBIT C

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF

SERIES F CONVERTIBLE PREFERRED STOCK